Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2014 Second Quarter Results

Normalized FFO of $0.57 Per Share

Occupancy Increases 140 Basis Points Year Over Year to 95.5%

Newton, MA (August 6, 2014): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and six months ended June 30, 2014.

GOV President and Chief Operating Officer David Blackman made the following statement:

“During the second quarter of 2014, Government Properties Income Trust generated solid new and renewal leasing activity, which combined with recent acquisitions, produced increased property occupancy both quarter over quarter and year over year and a year over year growth of $0.03 in Normalized FFO per share.  After the quarter ended, we believe GOV improved the security of its dividend through its recent investment in Select Income REIT common shares.”

Results for the Quarter Ended June 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2014 were $31.5 million, or $0.57 per share, compared to Normalized FFO for the quarter ended June 30, 2013 of $29.5 million, or $0.54 per share. The increase in Normalized FFO this quarter was primarily the result of GOV’s recent property acquisitions and an increase in same property net operating income. Net income was $14.6 million, or $0.27 per share, for the quarter ended June 30, 2014 compared to $15.2 million, or $0.28 per share, for the quarter ended June 30, 2013.

The weighted average number of common shares outstanding was 54.7 million for both the quarters ended June 30, 2014 and 2013. A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO and of net operating income, or NOI, to net income determined in accordance with GAAP, for the quarters ended June 30, 2014 and 2013 appears later in this press release.

As of June 30, 2014, 95.5% of GOV’s rentable square feet from continuing operations was leased. This compares with 94.1% as of June 30, 2013 and 95.1% as of March 31, 2014.

Same property occupancy for properties owned continuously since April 1, 2013 increased 0.9 percentage points to 95.0% as of June 30, 2014, from 94.1% as of June 30, 2013.  Same property NOI increased 2.0% during the quarter ended June 30, 2014.

Results for the Six Months Ended June 30, 2014:

Normalized FFO for the six months ended June 30, 2014 were $60.3 million, or $1.10 per share, compared to Normalized FFO for the six months ended June 30, 2013 of $60.0 million, or $1.10 per share. Net income was $29.8 million, or $0.54 per share, for the six months ended June 30, 2014 compared to $39.9 million, or $0.73 per share, for the six months ended June 30, 2013.

The weighted average number of common shares outstanding was 54.7 million for both the six months ended June 30, 2014 and 2013. A reconciliation of net income determined in accordance with GAAP to FFO and Normalized FFO and of NOI to net income determined in accordance with GAAP for the six months ended June 30, 2014 and 2013 appears later in this press release.

Operating Results:

GOV entered into lease renewals for 158,682 rentable square feet with government tenants during the quarter ended June 30, 2014, which had weighted (by rentable square feet) average rental rates that were 26.5% above prior rents for the same space. The weighted (by rentable square feet) average new lease term was 4.8 years. GOV also entered into new and renewal leases for 45,644 rentable square feet with non-government tenants during the quarter ended June 30, 2014, which had weighted (by rentable square feet) average rental rates that were 12.8% below prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition.  The weighted (by rentable square feet) average lease term for these new and renewal leases with non-government tenants was 6.2 years. In aggregate, GOV entered into new and renewal leases for 204,326 rentable square feet at a 16.0% rollup in rent.  Leasing capital commitments for new and renewal leases entered during the quarter ended June 30, 2014 were $5.3 million, or $5.10 per square foot per year on weighted (by square feet) average lease terms of 5.1 years.

Recent Property Acquisition and Disposition Activities:

Since April 1, 2014, GOV has acquired or has entered agreements to acquire the following five properties for an aggregate purchase price of $187.5 million, including the assumption of $83.0 million of mortgage debt and excluding acquisition costs:

•                  In May 2014, GOV acquired an office property located in Richmond, VA with 173,932 rentable square feet.  The property is 94.6% leased to the Commonwealth of Virginia and occupied by six agencies for a weighted (by square feet) average remaining lease term of 3.8 years as of the date of acquisition. The purchase price was $22.5 million, excluding acquisition costs.

•                 Also in May 2014, GOV acquired a previously disclosed office property consisting of two buildings located in Reston, VA with a total of 406,388 rentable square feet.  The property is 100% leased to the U.S. Government for a remaining lease term of 5.3 years as of the date of acquisition. The purchase price was $112.3 million, including the assumption of $83.0 million of mortgage debt and excluding acquisition costs.

•                 In June 2014, GOV entered an agreement to acquire an office property located in Lorton, VA with 54,721 rentable square feet. The property is 100% leased to the U.S. Government. The contract purchase price is $20.5 million, excluding acquisition costs.

•                 Also in June 2014, GOV entered an agreement to acquire an office property consisting of two buildings located in Lacey, WA with 109,576 rentable square feet. The property is 100% leased to the State of Washington. The contract purchase price is $19.2 million, excluding acquisition costs.

•                 In August 2014, GOV entered an agreement to acquire an office property located in Phoenix, AZ with 66,743 rentable square feet.  The property is 100% leased to the State of Arizona.  The contract purchase price is $13.0 million, excluding acquisition costs.

As previously disclosed, in April 2014, GOV entered an agreement to sell an office property located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at June 30, 2014.  The contract sales price is $16.5 million, excluding closing costs.  The closing of this sale is subject to conditions, including the purchaser obtaining certain zoning entitlements, and is currently expected to occur in 2015.

In July 2014, GOV entered an agreement to sell an office property located in San Diego, CA with 94,272 rentable square feet and a net book value of $11.0 million at June 30, 2014.  The contract sales price is $12.5 million, excluding closing costs. The closing of this sale is subject to conditions and is currently expected to occur later in 2014.

Acquisition of Select Income REIT (SIR) Shares:

As previously announced, on July 9, 2014, GOV purchased 21,500,000 common shares of Select Income REIT (NYSE: SIR) in a cash transaction. The purchase price was equal to approximately $677.5 million, or $31.51 per share, plus approximately $11.3 million, or $0.53 per share, of accrued dividends as defined in the purchase agreement (total of approximately $688.8 million).

Recent Financing Activities:

GOV’s purchase of the SIR shares was funded through borrowings under GOV’s existing $550 million unsecured revolving credit facility and under a new $500 million unsecured term loan. The new term loan bears interest at the rate of LIBOR plus 175 basis points, subject to adjustments based on changes to GOV’s unsecured credit ratings. The new term loan matures in July 2015 and can be repaid in part or whole at any time without penalty.

In July 2014, GOV sold 15,525,000 common shares in a public offering at a price of $23.50 per share for net proceeds of approximately $350.1 million.  The net proceeds from this offering were used to partially repay amounts outstanding under GOV’s new $500 million unsecured term loan.

Conference Call:

On Wednesday, August 6, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer David Blackman and Treasurer and Chief Financial Officer Mark Kleifges will host a conference call to discuss GOV’s second quarter 2014 results.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 13, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 332242.  A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website following the call for about one week after the call. The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2014 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO and NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT GOV BELIEVES  ITS INVESTMENT IN SIR SHARES IMPROVED THE SECURITY OF GOV’S DIVIDEND.  THERE IS NO GUARANTEE THAT THE INVESTMENT IN SIR SHARES ADDED TO THE SECURITY OF GOV’S DIVIDEND AND GOV’S DIVIDEND MAY DECLINE IN THE FUTURE.

•                 THIS PRESS RELEASE STATES THAT GOV HAS ENTERED INTO AGREEMENTS TO PURCHASE THREE PROPERTIES. THESE TRANSACTIONS ARE SUBJECT TO CLOSING CONDITIONS.  THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

•                 THIS PRESS RELEASE STATES THAT GOV HAS ENTERED INTO AGREEMENTS TO SELL TWO PROPERTIES. THESE TRANSACTIONS ARE SUBJECT TO CLOSING CONDITIONS, INCLUDING THE PURCHASER OBTAINING CERTAIN ZONING ENTITLEMENTS FOR ONE OF THESE TWO PROPERTIES. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Rental income	$62,428	$55,934	$122,248	$112,238

Expenses:
Real estate taxes	7,166	6,484	13,978	12,805
Utility expenses	4,049	3,860	9,745	7,709
Other operating expenses	10,860	9,798	21,901	19,119
Depreciation and amortization	16,191	13,603	31,618	26,929
Acquisition related costs	671	105	1,180	139
General and administrative	4,111	3,229	7,208	6,408
Total expenses	43,048	37,079	85,630	73,109

Operating income	19,380	18,855	36,618	39,129

Interest and other income	8	4	58	10
Interest expense (including net amortization of debt premiums and deferred financing fees of $223, $332, $553 and $663, respectively)	(5,158)	(4,065)	(9,685)	(8,212)
Income from continuing operations before income tax expense and equity in earnings of an investee	14,230	14,794	26,991	30,927
Income tax expense	(101)	(43)	(123)	(86)
Equity in earnings of an investee	118	79	21	155
Income from continuing operations	14,247	14,830	26,889	30,996
Income from discontinued operations	361	374	2,909	8,934
Net income	$14,608	$15,204	$29,798	$39,930

Weighted average common shares outstanding	54,743	54,669	54,734	54,657

Per common share:
Income from continuing operations	$0.26	$0.27	$0.49	$0.57
Income from discontinued operations	$0.01	$0.01	$0.05	$0.16
Net income	$0.27	$0.28	$0.54	$0.73

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$14,608	$15,204	$29,798	$39,930
Plus: depreciation and amortization from continuing operations	16,191	13,603	31,618	26,929
Plus: depreciation and amortization from discontinued operations	—	369	—	784
Less: increase in carrying value of asset held for sale	—	—	(2,344)	—
Less: net gain on sale of properties from discontinued operations	—	—	—	(8,168)
FFO	30,799	29,176	59,072	59,475
Plus: acquisition related costs	671	105	1,180	139
Plus: estimated business management incentive fees(2)	—	252	—	432
Normalized FFO	$31,470	$29,533	$60,252	$60,046

Weighted average common shares outstanding	54,743	54,669	54,734	54,657

Per common share:
FFO	$0.56	$0.53	$1.08	$1.09
Normalized FFO	$0.57	$0.54	$1.10	$1.10

(1)             GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, excluding carrying  value adjustments of real estate assets held for sale and any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV excludes acquisition related costs and estimated business management incentive fees. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and term loan agreements, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)             Amounts represent estimated incentive fees under GOV’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual normalized funds from operations, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, each quarter.  Although GOV recognizes this expense each quarter for purposes of calculating net income, GOV does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income(1) (2)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Calculation of NOI:
Rental income	$62,428	$55,934	$122,248	$112,238
Real estate taxes	(7,166)	(6,484)	(13,978)	(12,805)
Utility expenses	(4,049)	(3,860)	(9,745)	(7,709)
Other operating expenses	(10,860)	(9,798)	(21,901)	(19,119)
NOI	$40,353	$35,792	$76,624	$72,605

Reconciliation of NOI to Net Income:
NOI	$40,353	$35,792	$76,624	$72,605
Depreciation and amortization	(16,191)	(13,603)	(31,618)	(26,929)
Acquisition related costs	(671)	(105)	(1,180)	(139)
General and administrative	(4,111)	(3,229)	(7,208)	(6,408)
Operating income	19,380	18,855	36,618	39,129
Interest and other income	8	4	58	10
Interest expense	(5,158)	(4,065)	(9,685)	(8,212)
Income tax expense	(101)	(43)	(123)	(86)
Equity in earnings of an investee	118	79	21	155
Income from continuing operations	14,247	14,830	26,889	30,996
Income from discontinued operations	361	374	2,909	8,934
Net income	$14,608	$15,204	$29,798	$39,930

(1)             Excludes properties classified as discontinued operations.

(2)             GOV calculates NOI as shown above. GOV defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI to evaluate individual and company wide property level performance, and GOV believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to GOV’s properties’ operations. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of GOV’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of GOV’s needs. This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than GOV does.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS

Real estate properties:
Land	$258,330	$243,686
Buildings and improvements	1,439,466	1,324,876
	1,697,796	1,568,562
Accumulated depreciation	(205,660)	(187,635)
	1,492,136	1,380,927

Assets of discontinued operations	23,570	25,997
Acquired real estate leases, net	163,831	142,266
Cash and cash equivalents	5,035	7,663
Restricted cash	2,501	1,689
Rents receivable, net	34,656	33,350
Deferred leasing costs, net	11,656	11,618
Deferred financing costs, net	3,618	3,911
Other assets, net	14,602	25,031
Total assets	$1,751,605	$1,632,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$195,500	$157,000
Unsecured term loan	350,000	350,000
Mortgage notes payable	189,959	90,727
Liabilities of discontinued operations	262	276
Accounts payable and accrued expenses	22,175	23,216
Due to related persons	2,734	2,474
Assumed real estate lease obligations, net	17,752	19,084
Total liabilities	778,382	642,777

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 54,750,836 and 54,722,018 shares issued and outstanding, respectively	548	547
Additional paid in capital	1,106,452	1,105,679
Cumulative net income	221,711	191,913
Cumulative other comprehensive income	90	49
Cumulative common distributions	(355,578)	(308,513)
Total shareholders’ equity	973,223	989,675

Total liabilities and shareholders’ equity	$1,751,605	$1,632,452